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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Lone Star Energy Plant Operations, Inc. on Form S-4 of our report on Enserch Exploration, Inc. and subsidiaries dated February 9, 1996 and of our report on Lone Star Energy Plant Operations, Inc. dated June 19, 1996, appearing or incorporated by reference in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE, LLP
Dallas, Texas
September 30, 1996